EXHIBIT 23.2

                        CONSENT OF DELOITTE & TOUCHE LLP





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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement of Pocahontas Bancorp, Inc. (the "Company") on Form S-8 of our report dated November 11, 1998 appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 1998.



Little Rock, Arkansas
May 17, 1999